Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (and any amendments thereto) of Match Group, Inc. of our report dated February 28, 2017 (except for Notes 1, 2, 3, 4, 5, 6, 12, 14, 15, 19, 21, 22 and 23, as to which the date is November 17, 2017), with respect to the consolidated and combined financial statements and schedule of Match Group, Inc. for the year ended December 31, 2016, included in this Current Report (Form 8-K).

COMMISSION FILE NO.:
Form S-8 No. 333-208202
Form S-8 No. 333-218280

/s/ ERNST & YOUNG LLP

November 17, 2017
New York, New York